UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2021

Panacea Acquisition Corp. II

 (Exact name of registrant as specified in its charter)

Cayman Islands	001-40311	98-1578154
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

357 Tehama Street, Floor 3
San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

(415) 966-0807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	PANA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 9, 2021, Panacea Acquisition Corp. II (the “Company”) consummated its initial public offering (the “IPO”) of 17,250,000 Class A Ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), including the issuance of 2,250,000 Class A Ordinary Shares as a result of the underwriters’ exercise of their over-allotment option in full. The Class A Ordinary Shares were sold at a price of $10.00 per share, generating gross proceeds to the Company of $172,500,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 545,000 shares (the “Private Placement Shares”) to the Company’s sponsor, EcoR1 Panacea Holdings II, LLC (the “Sponsor”), at a purchase price of $10.00 per Private Placement Share, generating gross proceeds to the Company of $5,450,000.

A total of $172,500,000, comprised of proceeds from the IPO and the sale of the Private Placement Shares, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. An audited balance sheet as of April 9, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Shares has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Audited Balance Sheet, as of April 9, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Panacea Acquisition Corp. II

Date: April 15, 2021	By:	/s/ Scott Perlen
	Name:	Scott Perlen
	Title:	Chief Financial Officer

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